EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company on December 4, 2017
Two Rivers Water & Farming Retains Consulting For Strategic Growth 1
For Strategic Counseling and Investor Relations

Two Rivers To Host Investor Conference Call

DENVER, Colorado – December 4, 2017 – Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) is pleased to announce that it has scheduled a conference call with existing and potential Two Rivers’ shareholders on December 7, 2017 at 4:30 P.M. EST.

Management will be discussing recent Two Rivers’ developments and prior financial results. Time will be set aside to ask questions of management. Participating in this call will be Two Rivers’ President and CEO, Wayne Harding and CFO, Bill Gregorak.

The phone number is +1 (571) 317-3122 with access code 405-862-749. A playback of the call will be available for the 4 weeks after the call by accessing our website: http://www.2riverswater.com/investors/.

About Two Rivers

Two Rivers assembles its water assets by acquiring land with senior water rights. Two Rivers focuses on development and redevelopment of infrastructure for water management and delivery. Water is one of the most basic, core assets. Two Rivers’ first area of focus is in the Huerfano-Cucharas river basin in southeastern Colorado. Two Rivers’ long-term strategy focuses on the value of our water assets and how to monetize water for the benefit of its stakeholders, including communities near where its water assets are located.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance Two Rivers will be able to initiate and operate in accordance with its business plans. These forward-looking statements are made as of the date of this news release, and Two Rivers assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Bill Gregorak, CFO

Two Rivers Water & Farming Company

(303) 222-1000

mailto: info@2riverswater.com

Investor Relations:

Stanley Wunderlich

Consulting for Strategic Growth 1 Ltd.

(800) 625-2236

mailto: info@cfsg1.com